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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K




                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                       Date of Report:  November 4, 2001
                       (Date of earliest event reported)


                                   TIVO INC.
            (exact name of registrant as specified in its charter)


          DELAWARE                   COMMISSION FILE:
(State or other jurisdiction            000-27141               77-0463167
    of incorporation or              ----------------       -------------------
       organization)                                         (I.R.S. Employer
                                                            Identification No.)


                               2160 GOLD STREET
                                 P.O. BOX 2160
                           ALVISO, CALIFORNIA 95002
         (Address of Principal executive offices, including zip code)

                                (408) 519-9100
                                --------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

Marketing Arrangement with AT&T

     On November 7, 2001, we entered into a marketing arrangement with AT&T Broadband, pursuant to which AT&T Broadband will market the TiVo digital video recorder and the TiVo service to its cable customers in the Boston, Denver and Silicon Valley areas. AT&T Broadband cable customers will be offered the opportunity to purchase a newly designed TiVo digital video recorder for $299.99 and subscribe to the TiVo service at a monthly rate of $9.95 or a one-time payment of $249 for a product-lifetime service contract.

     For each AT&T Broadband cable subscriber who activates the TiVo service under this arrangement, we will remit to AT&T Broadband a portion of the subscription fee for that activation. We will also share with AT&T Broadband a portion of the revenues received from advertising and promotional activities on the TiVo digital video recorders that have been deployed to AT&T Broadband customers under the terms of the arrangement.

Convertible Senior Notes due 2006

     On August 28, 2001, we issued our 7% Convertible Senior Notes due 2006 in a private placement under an indenture, dated August 28, 2001, with The Bank of New York, as trustee. As described more fully in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2001, the indenture provides for, among other things, adjustment of the initial conversion price of the notes on the second calendar day following the date the Securities and Exchange Commission declares effective our Registration Statement on Form S-3 (File No. 333-69530) covering the resale of the notes and the underlying common stock, in the event that the average of the per share closing prices of our common stock for the ten consecutive trading days preceding the date of the adjustment is lower than the initial conversion price of $6.73 per share. The indenture provides further, among other things, that the adjusted conversion price be equal to the greater of:

     . the average of the per share closing prices of our common stock for the ten consecutive trading days preceding the date of the adjustment, or

     . $4.21 per share, which represents 75% of the per share closing price of our common stock on August 23, 2001, the date we priced the issuance of the notes.

     The Securities and Exchange Commission declared our registration statement effective on November 2, 2001. On November 4, 2001, pursuant to the terms of the indenture, the conversion price of the notes was adjusted to $5.45 per share, the average of the per share closing prices of our common stock for the ten consecutive trading days preceding November 4, 2001.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including those pertaining to the marketing of the TiVo digital video recorder and TiVo service to AT&T Broadband cable customers and the remittance of fees to and sharing of revenues with AT&T Broadband. You can identify forward-looking statements by use of forward-looking terminology such as "believes," "anticipates," "expects," "plans," "may," "will," "intends" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Actual results could differ materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the "Factors That May Affect Future Operating Results" and other risks detailed in our Annual Report on Form 10-K for the period ended December 31, 2000, our Transition Report on Form 10-K for the period ended January 31, 2001, and our Quarterly Reports on Form 10-Q for the periods ended April 30, 2001 and July 31, 2001, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date of this Current Report.
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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                      TIVO INC.



Date:    November 12,  2001          By: /s/ Matthew P. Zinn
       ---------------------             -------------------------------
                                         Matthew P. Zinn
                                         Vice President & General Counsel

materially from those set forth in such forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the "Factors That May Affect Future Operating Results" and other risks detailed in